UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 8, 2019

ANTERO MIDSTREAM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38075	61-1748605
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1615 Wynkoop Street

Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code (303) 357-7310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 Per Share	AM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On December 8, 2019, a wholly owned subsidiary of Antero Midstream Corporation (the “Company”) and Antero Resources Corporation (“Antero Resources”) amended the First Amended and Restated Gathering and Compression Agreement, dated as of February 13, 2018, to provide that Antero Resources’ fee to the Company will be reduced for the periods and in the amounts as set forth in the chart below. Such amendment also extended the term of such agreement by an additional four years to November 10, 2038.

	Low Pressure Gathering Volume Threshold (MMcf/d)	Quarterly Fee Reduction ($MM)
Calendar Year 2020
First Quarter 2020	> 2,700	$12
Second Quarter 2020	> 2,700	$12
Third Quarter 2020	> 2,800	$12
Fourth Quarter 2020	> 2,900	$12
Calendar Years 2021 - 2023
Threshold 1	> 2,900 and < 3,150	$12
Threshold 2	> 3,150 and < 3,400	$15.5
Threshold 3	> 3,400	$19

The Company anticipates that in connection with the preparation of the its year-end financial statements, due to the current equity valuation and the potential reduction in low pressure gathering fees, the Company may be required to take a non-cash impairment charge to its customer relationships. The Company is unable at this time to estimate the amount of such impairment charge.

Also on December 8, 2019, the Company agreed to purchase $100.0 million worth of shares of its common stock from Antero Resources, with the number of shares to be sold based on a formulaic pricing mechanism taking into account both historical and future market pricing of the Company’s shares; provided that the number of shares cannot be less than approximately 16.7 million and cannot exceed approximately 25.0 million (the “Share Repurchase”). The Company expects to settle the Share Repurchase in the fourth quarter and to fund the Share Repurchase using borrowings under its senior secured revolving credit facility.

Antero Resources is a significant stockholder in the Company, has the right to designate two members of the Company’s board of directors, and is party to several operational and administrative agreements with the Company. For a fulsome description of the relationship between the Company and Antero Resources, please see the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and all subsequently filed Quarterly Reports on Form 10-Q.

Item 7.01	Regulation FD Disclosure.

On December 9, 2019, the Company posted an investor presentation on its website at www.anteromidstream.com.

The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO MIDSTREAM CORPORATION

By:	/s/ Glen C. Warren, Jr.
Glen C. Warren, Jr.
President and Secretary

Dated: December 9, 2019

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